Exhibit 3.11

CERTIFICATE OF INCORPORATION
OF
AFFILION, INC.

The undersigned hereby establishes a corporation pursuant to the General Corporation Law of the State of Delaware, and certifies as follows:

ARTICLE I
NAME

The name of the corporation is Affilion, Inc. (the “Corporation”).

ARTICLE II
REGISTERED OFFICE, AGENT

The address of the registered office of the Corporation in the State of Delaware is One Commerce Center, 1201 Orange St. #600, Wilmington, DE 19899, New Castle County.  The name of the registered agent of the Corporation at that address is Incorp Services, Inc.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, as the same exists now or may hereafter be amended (the “DGCL”).

ARTICLE IV
AUTHORIZED SHARE CAPITAL

Section 4.01                                Authorized Shares.  The total number of shares of capital stock that the Corporation shall have the authority to issue is 10,000 shares of common stock, par value $0.0001 per share (the “Common Stock”).

Section 4.02                                Stock Not Assessable.  The capital stock of the Corporation shall not be assessable.  It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation.  This Certificate of Incorporation shall not be subject to amendment in this respect.

ARTICLE V
BOARD OF DIRECTORS

Section 5.01                                Board of Directors.  The business and affairs of the Corporation shall be managed by the board of directors of the Corporation.  The number of directors of the Corporation constituting the entire board shall be fixed from time to time by, or in the manner provided in, the bylaws of the Corporation or in an amendment thereof duly adopted by the board of directors of the Corporation or by the stockholders of the Corporation.  Election of directors of the Corporation need not be by written ballot unless the bylaws of the Corporation shall so provide.

Section 5.02                                Term.  Each director of the Corporation shall hold office until his or her successor shall be elected and qualified, subject, however, to such director’s earlier death or resignation or removal from office.  No decrease in the number of directors of the Corporation constituting the board of directors of the Corporation shall shorten the term of any incumbent director of the Corporation.

Section 5.03                                Removal.  Any or all of the directors of the Corporation may be removed from the board of directors of the Corporation, with or without cause, upon the affirmative vote of holders of a majority of the issued and outstanding Common Stock entitled to vote.

ARTICLE VI
DIRECTOR LIABILITY

To the fullest extent permitted by the DGCL, a director of the Corporation shall not be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director.  Any amendment, modification or repeal of this Article VI shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing under this Article VI with respect to any act or omission occurring before such amendment, modification or repeal.

ARTICLE VII
INDEMNIFICATION

Without limitation of any right to indemnification or advancement of expenses that any person may have under the bylaws of the Corporation or under any other agreement or arrangement, the Corporation shall indemnify and advance expenses to each current and former director and officer of the Corporation to the fullest extent permitted by applicable law; provided, however, that the Corporation shall not be required to indemnify or advance expenses to any such officer or director in connection with any proceeding (or part thereof) initiated by such director or officer, unless such proceeding (or part thereof) was authorized in the first instance by the board of directors of the Corporation.  Any amendment, modification or repeal of this Article VII shall be prospective only and shall not adversely affect any right to indemnification or advancement of expenses of any director or officer under this Article VII with respect to any act or omission occurring before such amendment, modification or repeal.

ARTICLE VIII
BYLAWS

In furtherance and not in limitation of the powers conferred by law, the board of directors of the Corporation shall have the power to adopt, amend, alter, change or repeal the bylaws of the Corporation by vote of a majority of the directors then in office.

ARTICLE IX
AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon the stockholders herein are granted subject to this reservation.

ARTICLE X
EXISTENCE

The term of the existence of the Corporation shall be perpetual.

ARTICLE XI
INCORPORATOR

The name and mailing address of the Corporation’s sole incorporator is as follows:

Austin D. Potenza II

201 North Central Avenue, 22nd Floor

Phoenix, Arizona 85004

This Certificate of Incorporation has been signed this 28th day of June, 2010

/s/ Austin D. Potenza II
Austin D. Potenza II
Sole Incorporator

CERTIFICATE OF MERGER
OF
AFFILION, INC.,
an Arizona corporation
INTO
AFFILION, INC.,
a Delaware corporation

Pursuant to Section 252 of the Delaware General Corporation Law, the undersigned corporations, by and through the undersigned officers, hereby set forth the following Certificate of Merger.

1.                                       Parties to the Merger.  The parties to the merger are Affilion, Inc., an Arizona corporation (“Arizona Affilion”) and Affilion, Inc., a Delaware corporation (“Delaware Affilion”) (collectively, the “Constituent Corporations”).

2.                                       Plan of Merger.  An Agreement and Plan of Merger (the “Plan of Merger”) has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 252(c) of the Delaware General Corporation Law.

3.                                       Surviving Corporation.  Delaware Affilion is the surviving corporation.  The address of the known place of business of the surviving corporation is 80 E. Rio Salado Parkway, Suite 703, Tempe, Arizona 85271.

4.                                       Certificate of Incorporation.  The Certificate of Incorporation of Delaware Affilion prior to the consummation of the merger shall be the Certificate of Incorporation of the surviving corporation, without amendment.

5.                                       Inspection of Plan of Merger.  The executed Plan of Merger is on file at the principal place of business of the surviving corporation.  A copy of the Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

6.                                       Authorized Capital Stock of Arizona Affilion.  The outstanding capital stock of Arizona Affilion at the time of the adoption of the Plan of Merger consisted of Two Thousand Four Hundred (2,400) Shares of no par value common stock.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of this 30th day of June, 2010.

Afffilion, Inc.

a Delaware corporation

By:	/s/ David Samuels
David Samuels, President

I, David Samuels, in my capacity as Secretary of Affilion, Inc., a Delaware corporation, do hereby certify pursuant to Sections 251(f) and 252(c) of the Delaware General Corporation Law that the attached Agreement and Plan of Merger was duly adopted by all members of the Board of Directions of Affilion, Inc., a Delaware corporation, by unanimous consent in lieu of a special meeting dated June 30, 2010 and that as of such date of adoption no shares of stock of such Corporation were or had ever been issued.

By:	/s/ David Samuels
David Samuels, Secretary